UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

MATTSON TECHNOLOGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-24838	77-0208119
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of Principal Executive Offices including Zip Code)
(510) 657-5900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matter to a Vote of Security Holders

Mattson Technology, Inc.’s (the “Company”) Annual Meeting of Stockholders was held on May 28, 2015. Stockholders voted on the following four matters and cast their votes as set forth below. There were 74,866,442 shares issued, outstanding and eligible to vote at the Annual Meeting.

1.
The stockholders elected three (3) Class III directors of the Company to hold office for a three-year term expiring on the date on which the Company's Annual Meeting of Stockholders is held in 2018 and until such director's successor is duly elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Mr. Richard Dyck	46,247,530	904,619	14,188,856
Mr. Scott Kramer	46,261,700	890,449	14,188,856
Mr. Thomas St. Dennis	46,256,715	895,434	14,188,856

2.	The stockholders approved, on a non-binding, advisory basis, the resolution regarding the 2014 executive compensation of the Company's named executive officers. The voting results were as follows:

Votes for Approval	45,590,463
Votes Against	640,455
Abstentions	921,231
Broker Non-Vote	14,188,856

3.	The stockholders approved the amendment to the Company’s 2012 Equity Incentive Plan based upon the following votes:

Votes for Approval	44,521,486
Votes Against	1,742,312
Abstentions	888,351
Broker Non-Vote	14,188,856

4.	The stockholders ratified the appointment of Armanino LLP as the Company's independent registered public accounting firm for 2015 based upon the following votes:

Votes for Approval	60,780,610
Votes Against	32,851
Abstentions	527,544

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit                Description
10.1                Mattson Technology, Inc. 2012 Equity Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 29, 2015

By: /s/ TYLER PURVIS
Tyler Purvis Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)